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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Security Dynamics Technologies, Inc. and Subsidiaries:

We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793 and 333-52255 of
Security Dynamics Technologies, Inc. (the "Company") on Forms S-8 and Registration Statements Nos. 333-34241 and 333-49949 of the Company on Forms S-3 of our report dated May 15, 1998 (which report expresses an unqualified opinion, refers to the report of other auditors and includes explanatory paragraphs referring to the restatement of the consolidated financial statements for poolings of interests in 1997 and 1998 and a change in the Company's method of accounting for option grants requiring stockholder approval in 1996), appearing in Exhibit 99.3 to Item 7. (c) in this Current Report on Form 8-K of Security Dynamics Technologies, Inc.




/s/ Deloitte & Touche LLP

Boston, Massachusetts
May 20, 1998